Consent of Independent Registered Public Accounting Firm

To the Participants and Administrator of the
AVX 401(k) Plan:

We consent to the incorporation by reference in the Registration Statement (No. 33-84904) on Form S-8 of Kyocera Corporation and the Registration Statement (No. 333-00890) on Form S-8 of AVX Corporation of our report dated June 22, 2012, relating to the financial statements of the AVX 401(k) Plan which appears in this Annual Report on Form 11-K of the AVX 401(k) Plan for the year ended December 31, 2011.

/s/ Elliott Davis, LLC

Greenville, South Carolina
June 22, 2012